                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           INDUSTRIAL HOLDINGS, INC.,

                         T-3 ENERGY SERVICES, INC., AND

                  FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP

                             Dated as of May 7, 2001

                                TABLE OF CONTENTS

ARTICLE 1. DEFINED TERMS ...............................................................1
  Section 1.1  Definitions .............................................................1

ARTICLE 2. THE CLOSING; THE MERGER; EFFECTS OF THE MERGER ..............................8
  Section 2.1  Closing .................................................................8
  Section 2.2  The Merger ..............................................................8
  Section 2.3  Effects of the Merger ...................................................8

ARTICLE 3. MERGER CONSIDERATION; CONVERSION OF SHARES .................................11
  Section 3.1  Conversion of Shares ...................................................11
  Section 3.2  Treatment of T-3 Stock Options .........................................12

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF T-3 ......................................13
  Section 4.1  Organization; Qualification ............................................13
  Section 4.2  Capital Stock; Subsidiaries ............................................13
  Section 4.3  Corporate Authorization; Enforceability ................................14
  Section 4.4  No Conflict ............................................................14
  Section 4.5  Consents ...............................................................14
  Section 4.6  T-3 Financial Statements; Undisclosed Liabilities ......................15
  Section 4.7  Absence of Certain Changes .............................................15
  Section 4.8  Material Contracts .....................................................15
  Section 4.9  Real Property ..........................................................16
  Section 4.10 Real Property Leases ...................................................16
  Section 4.11 Personal Property ......................................................16
  Section 4.12 Compliance with Laws ...................................................17
  Section 4.13 Permits ................................................................17
  Section 4.14 Litigation .............................................................17
  Section 4.15 Environmental Compliance ...............................................18
  Section 4.16 ERISA and Related Matters ..............................................18
  Section 4.17 Taxes ..................................................................21
  Section 4.18 Customers and Suppliers ................................................22
  Section 4.19 Insurance ..............................................................23
  Section 4.20 Safety and Health ......................................................23
  Section 4.21 Labor Matters ..........................................................23
  Section 4.22 Transactions with Certain Persons ......................................24
  Section 4.23 Propriety of Past Payments .............................................24
  Section 4.24 Intellectual Property ..................................................24
  Section 4.25 Director and Officer Indemnification ...................................24
  Section 4.26 Brokers' and Finders' Fee ..............................................25

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF IHI ......................................25
  Section 5.1  Organization; Qualification ............................................25
  Section 5.2  Capital Stock; Subsidiaries ............................................25
  Section 5.3  Corporate Authorization; Enforceability ................................26
  Section 5.4  No Conflict ............................................................26
  Section 5.5  Consents ...............................................................27
  Section 5.6  IHI Financial Statements; Undisclosed Liabilities ......................27
  Section 5.7  Absence of Certain Changes .............................................27
  Section 5.8  Material Contracts .....................................................27
  Section 5.9  Real Property ..........................................................28
  Section 5.10 Real Property Leases ...................................................28
  Section 5.11 Personal Property ......................................................29
  Section 5.12 Compliance with Laws ...................................................29
  Section 5.13 Permits ................................................................29
  Section 5.14 Litigation .............................................................30
  Section 5.15 Environmental Compliance ...............................................30
  Section 5.16 ERISA and Related Matters ..............................................31
  Section 5.17 Taxes ..................................................................33
  Section 5.18 Customers and Suppliers ................................................35
  Section 5.19 Insurance ..............................................................35
  Section 5.20 Safety and Health ......................................................35
  Section 5.21 Labor Matters ..........................................................36
  Section 5.22 Transactions with Certain Persons ......................................36
  Section 5.23 Propriety of Past Payments .............................................36
  Section 5.24 Intellectual Property ..................................................37
  Section 5.25 Director and Officer Indemnification ...................................37
  Section 5.26 Brokers' and Finders' Fee ..............................................37
  Section 5.27 SEC Filings; Financial Statements ......................................37

ARTICLE 6. COVENANTS ..................................................................37
  Section 6.1  Legal Requirements .....................................................37
  Section 6.2  Stockholder Approvals ..................................................38
  Section 6.3  Joint Proxy Statement/Prospectus .......................................38
  Section 6.4  Registration of Certain T-3 Control Person Shares ......................39
  Section 6.5  Equity Investments in T-3 ..............................................42
  Section 6.6  Financing ..............................................................42
  Section 6.7  Repayment of Certain Indebtedness ......................................43
  Section 6.8  Hart-Scott-Rodino ......................................................43
  Section 6.9  Access to Properties and Records .......................................43
  Section 6.10 Consultation and Reporting .............................................44
  Section 6.11 Conduct of Business by Both Parties Prior to the Closing Date ..........44
  Section 6.12 Public Statements ......................................................46
  Section 6.13 No Solicitation ........................................................46
  Section 6.14 Update Information .....................................................47

  Section 6.15 Maintenance of Policies ................................................48
  Section 6.16 Director's and Officer's Indemnification and Insurance .................48
  Section 6.17 Nasdaq Filing ..........................................................48
  Section 6.18 IHI Employee Benefits ..................................................48
  Section 6.19 Agreements with Respect to IHI Dispositions ............................49
  Section 6.20 Resignations ...........................................................50

ARTICLE 7. CLOSING CONDITIONS .........................................................50
  Section 7.1  Conditions Applicable to All Parties ...................................50
  Section 7.2  Conditions to Obligations of IHI .......................................50
  Section 7.3  Conditions to Obligations of T-3 .......................................51
  Section 7.4  Additional Closing Condition ...........................................52

ARTICLE 8. TERMINATION AND AMENDMENT ..................................................52
  Section 8.1  Termination ............................................................52
  Section 8.2  Effect of Termination ..................................................54

ARTICLE 9. MISCELLANEOUS ..............................................................54
  Section 9.1  Notices ................................................................54
  Section 9.2  Non-Survival of Representations and Warranties .........................54
  Section 9.3  Headings; Gender .......................................................54
  Section 9.4  Entire Agreement; No Third Party Beneficiaries .........................55
  Section 9.5  Governing Law ..........................................................55
  Section 9.6  Assignment .............................................................55
  Section 9.7  Severability ...........................................................55
  Section 9.8  Counterparts ...........................................................55
  Section 9.9  Amendment ..............................................................55
  Section 9.10 Extension; Waiver ......................................................55
  Section 9.11 Expenses ...............................................................56
  Section 9.12 Joint Drafting .........................................................57

Exhibits

A      - IHI Disclosure Schedules
B      - T-3 Disclosure Schedules
C      - IHI Affiliate Letter
D      - Form of Opinion of Porter & Hedges, L.L.P.
E      - Form of Opinion of Le Beouf Lamb Greene & MacRae LLP

Appendices

I       Reincorporation Merger Agreement
II      Amended and Restated Articles of Incorporation
III     Amended and Restated Bylaws

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of May 7, 2001 is by and among Industrial Holdings, Inc., a Texas corporation ("IHI"), T-3 Energy Services, Inc., a Delaware corporation ("T-3"), and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (the "Fund").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of T-3 and the Board of Directors of IHI have determined it to be desirable to enter into a business combination to be effected by a merger of T-3 into IHI as a result of which the separate existence of T-3 shall cease and IHI shall be the surviving corporation, on the terms and subject to the conditions set forth herein (the "Merger");

         WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization described in Section 368(a)(1)(A) of the Code (as defined below);

         WHEREAS, immediately subsequent to the consummation of the Merger, IHI will merge into a Delaware corporation which is a wholly-owned subsidiary of IHI ("IHI Delaware"), on the terms set forth in Appendix I hereto, which shall include the conversion of each outstanding share of IHI common stock into one share of IHI Delaware common stock (the "Reincorporation"); and

         WHEREAS, as of the date hereof, pursuant to a stock purchase agreement, T-3 has acquired all of the capital stock of A&B Bolt & Supply, Inc., a subsidiary of IHI.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

         Section 1.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

         "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "Agreed TRO" shall mean the Agreed Temporary Injunction entered April 12, 2001, as modified on May 4, 2001, in Cause No. 2001-1950 styled EnSerCo, LLC vs. Industrial Holdings, Inc., in the 295th Judicial District of Harris
County, Texas.

         "Agreement" shall mean this Agreement and Plan of Merger, as amended or otherwise modified from time to time.

         "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

         "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks in New York are closed.

         "Certificate of Merger" shall have the meaning ascribed to it in
Section 2.1(b) hereof.

         "Closing" shall have the meaning ascribed to it in Section 2.1(a) hereof.

         "Closing Date" shall have the meaning ascribed to it in Section 2.1(a) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any substitute or successor statute thereto.

         "Discretionary Equity Investment" shall have the meaning ascribed to it in Section 6.5 hereof.

         "Disposition Agreements" shall have the meaning ascribed to it in
Section 6.19(b) hereof.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Effective Date" and "Effective Time" shall have the meanings ascribed to them in Section 2.1(b) hereof.

         "Environmental Laws" shall mean all Applicable Laws relating to the protection of air, groundwater, surface water, soil or other environmental media of any nature.

         "Equity Investment" shall have the meaning ascribed to it in Section
6.5 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Factor" means 80.006.

         "Extended Coverage Policy" shall have the meaning ascribed to it in
Section 6.16(b) hereof.

         "Financing" shall have the meaning ascribed to it in Section 6.6(a) hereof.

         "GAAP" means U.S. generally accepted accounting principles.

         "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

         "Hazardous Substances" or "Hazardous Waste" shall means materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; and (iv) any other applicable Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Form" shall mean the notification and report form required to be filed under the HSR Act.

         "IHI Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of operations, stockholders' equity and cash flows, and the related notes thereto of IHI and its Subsidiaries as of and for the fiscal years ended December 31, 1999 and 2000.

         "IHI Meeting" shall have the meaning ascribed to it in Section 6.2(a) hereof.

         "IHI Benefit Program or Agreement" shall have the meaning ascribed to it in Section 5.16(a) hereof.

         "IHI Common Stock" shall mean the shares of common stock, $.01 par value per share, of IHI.

         "IHI Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by IHI in connection with this Agreement and attached hereto as Exhibit A.

         "IHI Dispositions" means the sale by IHI of the companies described in
Section 6.19 of the IHI Disclosure Schedules, which is described in Section 6.19 hereof.

         "IHI Financial Statements" shall mean the IHI Annual Financial Statements and the IHI Interim Financial Statements, collectively.

         "IHI Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statement of operations of IHI and its Subsidiaries as of and for the three-month period ended March 31, 2001.

         "IHI Leased Properties" shall have the meaning ascribed to it in
Section 5.10(a) hereof.

         "IHI Owned Properties" shall have the meaning ascribed to it in Section
5.9 hereof.

         "IHI Policies" shall have the meaning ascribed to it in Section 5.19(a) hereof.

         "IHI SEC Filings" shall have the meaning ascribed to it in Section 5.27 hereof.

         "IHI Senior Secured Credit Facility" shall mean the credit facility evidenced by that certain Amended and Restated Credit Agreement dated as of June 17, 1999 between IHI and Comerica Bank - Texas, both individually and as agent, and the other banks which, from time to time are a party thereto.

         "IHI Stockholders" shall mean the holders of IHI Common Stock.

         "Joint Proxy Statement/Prospectus" shall have the meaning ascribed to it in Section 6.3 hereof.

         "Knowledge" of any Person means the actual knowledge of such Person's executive and financial officers in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

         "Leases" shall mean any executory lease having future rental payments of more than $200,000 in the aggregate.

         "Liens" shall mean pledges, liens, defects, leases, licenses, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

         "Material Adverse Effect" shall mean, with respect to a Person, any fact, circumstance, event or condition that has or would be reasonably likely to have, with the passage of time, a material adverse effect on the business, operations, assets or financial condition of such Person and its Subsidiaries, taken as a whole, or on such Person's ability to carry out the transactions contemplated hereby, except for changes affecting the United States economy or the energy industry generally in which such person operates.

         "Material Contract" shall mean any executory contract, agreement or other understanding, whether or not reduced to writing, to which a IHI, T-3, their respective Subsidiaries or their respective property is subject, which (i) provides for future payments by such party of more than $200,000 in the aggregate and is not subject to cancellation upon notice of 30 days or less (without penalty), or (ii) relates to the issuance of any security or the registration thereof with the SEC.

         "Merger Shares" shall mean the shares of IHI Common Stock to be issued by IHI to the T-3 Stockholders in connection with the Merger as contemplated in
Section 3.1(b) hereof.

         "Multiemployer Plan" shall mean a plan or arrangement as defined in
Section 4001(a)(3) and 3(37) of ERISA.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

         "Net Proceeds" means the net cash proceeds received by IHI from the IHI Dispositions, as defined in Section 6.19(e) hereof.

         "Permitted Liens" shall mean (a) Liens other than for borrowed money that do not materially reduce the value or materially interfere with the present use by the applicable Person of the property subject thereto or affected thereby, (b) Liens for Taxes, assessments or similar governmental charges, which in each case constitute a Lien not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained by the applicable party on their books in accordance with GAAP, and (c) mechanic's, workmen's, landlord's, materialmen's, maritime or other similar Liens with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings with adequate reserves with respect thereto maintained on the applicable Person's books in accordance with GAAP.

         "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

         "Personal Property" shall mean all machinery, equipment, furniture, fixtures and other tangible or intangible personal property used by T-3 or IHI, as the case may be, to carry on its business as presently conducted.

         "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

         "Proceedings" shall mean any suit, action, proceeding, dispute or claim before or investigation by any Governmental Entity.

         "Returns" shall mean any returns, declarations, reports, estimates, declarations and statements of any nature required to be filed in respect of Taxes for any Pre-Closing Period, and any claims for refund of Taxes to a Governmental Entity, including any amendments or supplements to any of the foregoing.

         "Registration Statement" shall have the meaning ascribed to it in
Section 6.3 hereof.

         "Sale of Assets" means a sale, lease or exchange of all or substantially all of the assets of an entity which is subject to the IHI Dispositions.

         "Sale of Stock" means (i) any sale in a single transaction or in a series of related and substantially contemporaneous transactions of shares of all of the capital stock of any entity which is subject to the IHI Dispositions, or (ii) any merger, consolidation or reorganization of an entity which is subject to the IHI Dispositions, as a result of which all of the capital stock of such entity is sold, transferred or exchanged pursuant to such merger, consolidation or reorganization.

         "Sale Transaction" shall mean with respect to IHI and T-3 (for purposes of this definition, each an "issuer") (a) the acquisition (by direct issuance from the issuer, from existing security holders or otherwise), by any Person or group of Persons deemed a "person" under Section 13(a)(3) of the Exchange Act, of beneficial ownership of securities representing a majority of the combined voting power of the outstanding capital stock of the applicable issuer, generally or as a separate class or series or together with one or more class or series of shares or stock, in the election of directors of such issuer, the result of which would give such Person or Persons (or group) the ability to elect a majority of the Board of Directors of such issuer, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction involving the applicable issuer (unless the holders of the outstanding securities of such issuer entitled to vote in the election of directors prior to such transaction continue to own securities of the entity resulting from or surviving such transaction (a "Surviving Entity") entitled to vote in the election of directors sufficient to allow such holders to elect a majority of the board of directors of the Surviving Entity upon the completion of such transaction) or (c) a sale or other disposition (in a single transaction or a series of related transactions) of assets with an asset value in excess of 25% of the market value of the assets of the applicable issuer and its Subsidiaries as a whole; provided, however, such term shall not include the Equity Investment or the transactions contemplated by this Agreement, including without limitation, the IHI Dispositions.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SJMB Conversion Amount" means the amount, if any, of principal and accrued interest converted into IHI Common Stock by SJMB, L.P. pursuant to the terms of two $3,450,000 Subordinated Convertible Promissory Notes dated August 25, 2000, as each has been amended as of May 4, 2001.

         "Subsidiary" means, with respect to a Person, any corporation, partnership, joint venture or other legal entity that is consolidated with the Person in the Person's financial statements prepared using GAAP; provided, however, A&B Bolt & Supply, Inc., a Louisiana corporation, shall not be considered a Subsidiary of T-3 for purposes of any representation or warranty by T-3 contained in Article 4.

         "Superior Proposal" shall have the meaning ascribed to it in Section
6.13 hereof.

         "Surviving Corporation" shall have the meaning ascribed to it in
Section 2.2 hereof.

         "T-3 Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of income, stockholders equity and cash flows, and the related notes thereto of T-3 and its Subsidiaries as of and for the fiscal years ended December 31, 2000.

         "T-3 Benefit Program or Agreement" shall have the meaning ascribed to it in Section 4.16(a) hereof.

         "T-3 Common Stock" shall mean the shares of common stock of T-3, $.001 par value per share.

         "T-3 Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by T-3 in connection with this Agreement and attached hereto as Exhibit B.

         "T-3 Financial Statements" shall mean the T-3 Annual Financial Statements and the T-3 Interim Financial Statements, collectively.

         "T-3 Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statements of income of T-3 and its Subsidiaries as of and for the three-month period ended March 31, 2001.

         "T-3 Leased Properties" shall have the meaning ascribed to it in
Section 4.10(a) hereof.

         "T-3 Options" shall have the meaning ascribed to such term in Section
3.2 hereof.

         "T-3 Outside Board Designee" shall mean an individual designated by T-3 on or before the effective date of the Registration Statement, which individual shall be an "outside director" under Treasury Regulation Section 1.162-27 under the Code, "independent directors" under Rule 4200(a)(14) of Nasdaq and a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act.

         "T-3 Outstanding Shares" shall mean the outstanding shares of common stock of T-3 as disclosed on Section 3.1 of the T-3 Disclosure Schedules, as such Disclosure Schedules shall be amended from time to time.

         "T-3 Owned Properties" shall have the meaning ascribed to it in Section 4.9(a) hereof.

         "T-3 Policies" shall have the meaning ascribed to it in Section 4.19(a) hereof.

         "T-3 Stockholders" shall mean the holders of T-3 Common Stock.

         "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, corporation, alternative minimum, gross receipts, profits, capital stock, franchise, property, sales, use, lease, excise, severance, premium, windfall profits, payroll, wage, employment or withholding taxes, estimated or other similar tax), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever in the nature of or in lieu of any tax (including interest, penalties and additions to tax) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

         "TBCA" means the Texas Business Corporation Act.

                                   ARTICLE 2.
                 THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

         Section 2.1 Closing.

                  (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas 77002, at 10:00 A.M. (local time) on such date as may be mutually agreed upon between the parties following satisfaction or permitted waiver of the last to occur of the conditions set forth in Section
7.1 (other than conditions that will be satisfied or permissively waived at the Closing), or if no date has been agreed to, on any date specified by one party to the others upon three days' notice following satisfaction or permitted waiver of such conditions, provided, in each case, that the other conditions set forth in Article 7 shall have been satisfied or waived as provided in Article 7 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

                  (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof, (ii) provide written evidence, if applicable, of the satisfaction or permitted waiver of each of the conditions to the other party's obligations set forth in Article 7 hereof, (iii) cause the appropriate officers of each party to execute and deliver articles or a certificate of merger in accordance with the provisions of the DGCL and the TBCA (each, the "Certificate of Merger"), and
(iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas in accordance with the provisions of the DGCL and the TBCA, respectively. The Merger shall be effective as of the date and time set forth in the Certificates of Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

         Section 2.2 The Merger. Subject to the terms and conditions of this Agreement, T-3 shall be merged with and into IHI at the Effective Time. Following the Merger, the separate corporate existence of T-3 shall cease, and IHI shall be the surviving corporation in accordance with the provisions of the TBCA (the "Surviving Corporation").

         Section 2.3 Effects of the Merger.

                  (a) At the Effective Time and except as provided in this
Section 2.3, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of IHI, the surviving corporation of the Merger, shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of T-3 shall be wholly merged into IHI, and IHI shall be fully vested therewith. Accordingly, at the Effective Time, the separate existence of T-3, except insofar as continued by statute, shall cease.

                  (b) With respect to the conversion of shares of T-3 Common Stock, the Merger is intended to qualify as a tax-free reorganization described in Section 368(a)(1)(A) of the Code.

                  (c) The laws of the State of Texas shall continue to govern the Surviving Corporation. From and after the Effective Time, the articles of incorporation of IHI, the Surviving

Corporation, shall be amended and restated in the form attached hereto as Appendix II (the "Restated Articles"), until further amended in the manner provided by the Restated Articles and Applicable Law.

                  (d) From and after the Effective Time, the bylaws of IHI, the Surviving Corporation, shall be amended and restated in the form attached hereto as Appendix III (the "Restated Bylaws"), until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions therein, the Restated Articles and Applicable Law.

                  (e) The directors who shall constitute the board of directors of the Surviving Corporation from and after the Effective Time shall be as follows:

                                     Class I

                                 Robert E. Cone
                                Donald P. Carlin

                                    Class II

                                Steven W. Krablin
                                Joseph R. Edwards
                           T-3 Outside Board Designee

                                    Class III

                                  Ben A. Guill
                              Michael L. Stansberry
                                Thomas R. Denison

until their successors are duly elected and qualified in accordance with the Restated Articles, the Restated Bylaws and Applicable Law. If before the Effective Time, any one or more of such directors dies or refuses or becomes unable to serve as a director of the Surviving Corporation, then the remaining named directors shall be the directors of the Surviving Corporation from and after the Effective Time until their successors are duly elected and qualified in accordance with the restated Articles, the Restated Bylaws and Applicable Law.

                  (f) On or after the Effective Time, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles and/or the Restated Bylaws of the Surviving Corporation.

                  (g) From and after the Effective Time, the members of the committees of the Board of Directors of the Surviving Corporation shall be as set forth below:

                                 Audit Committee

                          Steven W. Krablin (Chairman)
                                Donald P. Carlin
                           T-3 Outside Board Designee

                             Compensation Committee

                             Ben A. Guill (Chairman)
                                Thomas R. Denison
                                Donald P. Carlin

until their respective successors are chosen and qualified in accordance with the Restated Articles, the Restated Bylaws and Applicable Law.

         All other committees of the Board of Directors shall be as from time to time established and appointed by the Board of Directors of the Surviving Corporation after the Effective Time in accordance with the Restated Articles, the Restated Bylaws and Applicable Law.

                  (h) From and after the Effective Time, the officers of the Surviving Corporation shall be as set forth below:

      Title                                         Name
      -----                                         ----
      President and Chief Executive Officer         Michael L. Stansberry
      Chief Financial Officer, Treasurer and        Michael T. Mino
      Secretary
      Assistant Treasurer and                       Helen A. Tate
      Assistant Secretary

         All other officers of the Surviving Corporation shall be as elected by the Board of Directors from time to time following the Effective Time in accordance with the Restated Bylaws. From and after the Effective Time, the officers of the Surviving Corporation shall hold office subject to the provisions of the Restated Bylaws and Applicable Law.

                  (i) The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated Articles.

                                   ARTICLE 3.
                   MERGER CONSIDERATION; CONVERSION OF SHARES

         Section 3.1 Conversion of Shares.

                  (a) The manner and basis of converting the issued and outstanding shares of T-3 Common Stock into shares of IHI Common Stock shall be as hereinafter set forth in this Section 3.1.

                  (b) At the Effective Time, each share of T-3 Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by a holder that properly exercises dissenter's rights in strict compliance the DGCL), without any action on the part of the holder thereof, shall automatically become and be converted into the right to receive certificates evidencing a number of shares of IHI Common Stock equal to the Exchange Factor upon surrender, in accordance with Paragraph 3.1(c) hereof, of certificates theretofore evidencing shares of T-3 Common Stock. Section 3.1 of the T-3 Disclosure Schedule lists all T-3 Stockholders and the number of shares of T-3 Common Stock owned by each such stockholder as of the date hereof (including shares issuable upon conversion of debt held by the Fund).

                  (c) Commencing on the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of T-3 Common Stock may surrender the same to an exchange agent designated by IHI, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole IHI Shares into which the shares of T-3 Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted. However, before surrender, each outstanding certificate representing issued and outstanding T-3 Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole Merger Shares into which such shares have been so converted. Unless and until such outstanding certificates formerly representing T-3 Common Stock are so surrendered, no dividend payable to holders of record of IHI Common Stock as of any date after the Effective Date shall be paid to the holders of such outstanding certificates. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of the certificates of Merger Shares the amount of dividends, if any, which theretofore (but after the Effective Date) became payable with respect to such full Merger Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends or to any distribution in the event of liquidation or to any voting or other privileges of a stockholder of IHI.

                  (d) No certificates for fractional share interests of IHI Common Stock will be issued, but, in lieu thereof, IHI will settle all such fractional share interests in cash on the basis of the closing price for IHI Common Stock on the Nasdaq on the last trading day before the Effective Date.

                  (e) Upon the Effective Date, the stock transfer books of T-3 shall be deemed closed, and no transfer of any certificates theretofore representing shares of T-3 shall thereafter be made or consummated.

                  (f) The assets and liabilities of IHI and T-3 shall be taken up on the books of the Surviving Corporation in accordance with GAAP, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with GAAP, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

                  (g) Subject to any contrary provision of Applicable Law, all consideration deposited with the exchange agent or held by IHI for the payment of the consideration into which the outstanding shares of T-3 Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to the Surviving Corporation; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of T-3 Common Stock shall thereafter look only to the Surviving Corporation for exchange or payment thereof upon surrender of such certificate or certificates to Surviving Corporation.

                  (h) IHI agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of T-3 the amount, if any, to which such holder is entitled under the provisions of Section 262 of the DGCL, provided such dissenter acts in strict compliance with such provisions.

                  (i) Each share of IHI Common Stock outstanding immediately prior to the Effective Time shall remain one validly issued and outstanding share of common stock of the Surviving Corporation following the Effective Time.

         Section 3.2 Treatment of T-3 Stock Options. On the Effective Date, each of the then outstanding options to purchase T-3 Common Stock (collectively, the "T-3 Options") (which includes all outstanding options granted under T-3's stock option plans (the "T-3 Option Plans")) will and without any further action on the part of any holder thereof (herein, an "optionholder"), be converted into an option to purchase that number of shares of IHI Common Stock determined by multiplying the number of shares of T-3 Common Stock subject to such T-3 Option at the Effective Date by the Exchange Factor (as may be adjusted pursuant to the terms hereof), at an exercise price per share of IHI Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share of such T-3 Option divided by the Exchange Factor. If the foregoing calculation results in an exchanged T-3 Option being exercisable for a fraction of a share of IHI Common Stock, then the number of shares of IHI Common Stock subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule, and all other terms and conditions of the T-3 Options will otherwise be unchanged by the provisions of this Section 3.2 and shall operate in accordance with their terms. All shares of IHI Common Stock issued upon exercise of the exchanged T-3 Options shall be registered under an effective Form S-8 Registration Statement (or other comparable form) filed with the SEC.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                                     OF T-3

         T-3 represents and warrants to IHI as follows (each of the representations and warranties made with respect to T-3, unless the context requires the contrary, includes all of T-3's Subsidiaries) with respect to the matters set forth below.

         Section 4.1 Organization; Qualification. T-3 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve T-3 are pending. Section 4.1 of the T-3 Disclosure Schedules sets forth the jurisdictions in which T-3 is qualified to do business as a foreign corporation. Copies of the certificate of incorporation and by-laws of T-3, with all amendments to the date hereof, have been furnished to IHI or its representatives, and such copies are accurate and complete as of the date hereof. T-3 has made available to IHI accurate and complete copies of the minutes of all meetings of its boards of directors, any committees of such boards and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by its board of directors, committees and stockholders as of the date hereof. T-3 is not in violation of any provision of its certificate of incorporation or its by-laws other than such violations, that in the aggregate, would not have a Material Adverse Effect on T-3.

         Section 4.2 Capital Stock; Subsidiaries. As of the date of this Agreement, the authorized capital stock of T-3 consists of 500,000 shares of T-3 Common Stock, of which 218,337 shares are issued and outstanding, and 500,000 shares of preferred stock, par value $.01 per share, no shares of which are issued and outstanding, and no shares of capital stock are held in its treasury. All issued and outstanding shares of T-3 Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding shares of T-3 Common Stock are held of record and beneficially by the Persons set forth in
Section 3.1 of the T-3 Disclosure Schedules, as it may be amended as of the Closing Date in accordance with Section 6.6.

                  (a) Except as set forth in Section 4.2 of the T-3 Disclosure Schedules, there are no outstanding stock options, warrants or other rights to acquire of have delivered any shares of the capital stock of T-3 or any security convertible into T-3 Common Stock, and except as set forth in Section 4.2 of the T-3 Disclosure Schedules, T-3 has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. Neither the execution of this Agreement nor any other document contemplated to be executed hereby nor the consummation of the Merger nor any other transaction contemplated hereby or thereby will result in the triggering of any "anti-dilution" provisions of any option, warrant or other instrument granting others the right to acquire any securities of T-3. All issued and outstanding shares of T-3 Common Stock have been issued in compliance with all legal requirements and without violation of any preemptive or similar rights.

                  (b) All issued and outstanding shares of common stock of T-3's Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in

Section 4.2 of the T-3 Disclosure Schedules, all outstanding capital stock of T-3 Subsidiaries are held of record and beneficially by T-3.

                  (c) Section 4.2 of the T-3 Disclosure Schedules contains a list of all of T-3's Subsidiaries. Except for its Subsidiaries, T-3 does not directly or indirectly have any legal or beneficial ownership interest in any Person.

         Section 4.3 Corporate Authorization; Enforceability.

                  (a) The execution, delivery and performance of this Agreement by T-3 has been duly authorized by the board of directors of T-3. Upon an affirmative vote or consent of the holders of a majority of the outstanding T-3 Common Stock, no further vote or consent of stockholders or directors of T-3 and no further corporate acts or other corporate proceedings are required of T-3 for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

                  (b) This Agreement is the legal, valid and binding obligation of T-3 enforceable against it in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

         Section 4.4 No Conflict. Except as set forth in Section 4.4 of the T-3 Disclosure Schedules, neither the execution, delivery or performance of this Agreement by T-3 nor the consummation of the transactions contemplated hereby will (a) if the requisite T-3 Stockholder approval is obtained, conflict with or result in any breach of the provisions of the certificate of incorporation or by-laws of T-3, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which either of T-3 is a party or by which it or its properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on T-3, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to T-3 or its properties or assets, except for such violations, that in the aggregate, would not have a Material Adverse Effect on T-3.

         Section 4.5 Consents. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by T-3 in connection with the execution, delivery or performance by T-3 of this Agreement or the consummation by T-3 of the transactions contemplated hereby except for (a) those required by the HSR Act, if any, (b) as set forth in Section 4.5 of the T-3 Disclosure Schedules, (c) the requisite T-3 Stockholder approval and action set forth in
Section 4.3(a) hereof and (d) such other consents, approvals, orders, authorizations, declarations, filings, or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on T-3.

         Section 4.6 T-3 Financial Statements; Undisclosed Liabilities.

                  (a) The T-3 Annual Financial Statements have been audited by Arthur Andersen, LLP, independent public accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP, and present fairly in all material respects the financial position of T-3 and its Subsidiaries at such dates and the results of operations and cash flows for the periods then ended.

                  (b) The T-3 Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior year end and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement in all material respects of the results for the interim period presented therein. Except as disclosed in Section 4.6 of the T-3 Disclosure Schedules, none of T-3, its Subsidiaries, nor any of their respective assets, is subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the T-3 Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the T-3 Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on T-3.

         Section 4.7 Absence of Certain Changes. Since March 31, 2001, T-3 has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on T-3.

         Section 4.8 Material Contracts.

                  (a) Section 4.8 of the T-3 Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which T-3 or any of its Subsidiaries is a party, or to which any of their respective properties is subject. IHI has been provided a complete and accurate copy of each Material Contract listed on Section 4.8 of the T-3 Disclosure Schedules. Except as set forth in Section 4.8 of the T-3 Disclosure Schedules, each such Material Contract is a legal, valid, binding and enforceable obligation of T-3 or any of its Subsidiaries, as the case may be, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) Except as set forth in Section 4.8 of the T-3 Disclosure Schedules, T-3 is not in material breach of or default (and, to the Knowledge of T-3, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract, except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on T-3, and no party to any Material Contract has given T-3 written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

         Section 4.9 Real Property.

                  (a) Section 4.9 of the T-3 Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by T-3 (collectively, the "T-3 Owned Properties"). Except as set forth in Section 4.9 of the T-3 Disclosure Schedules, T-3 has good and indefeasible title to all T-3 Owned Properties. Except as disclosed in Section 4.9 of the T-3 Disclosure Schedules, none of the T-3 Owned Properties is subject to any Liens, except for
(i) Liens that collateralize indebtedness that is reflected in the T-3 Interim Financial Statements and (ii) Permitted Liens.

                  (b) Except as set forth in Section 4.9 of the T-3 Disclosure Schedules, all improvements on the T-3 Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by T-3, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on T-3. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the T-3 Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by T-3 except where the failure to be in such condition would not have a Material Adverse Effect on T-3.

         Section 4.10 Real Property Leases.

                  (a) Section 4.10 of the T-3 Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which T-3 has a leasehold, subleasehold, or other occupancy interest (the "T-3 Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to IHI. All of the Leases for the T-3 Leased Properties are valid and effective against T-3 in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) T-3 has not received written notice that it is in material breach of or default (and, to the Knowledge of T-3, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

                  (c) Except as set forth in Section 4.10 of the T-3 Disclosure Schedules, no T-3 Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of T-3 Leased Property or any portion thereof through T-3.

         Section 4.11 Personal Property.

                  (a) Except as set forth in Section 4.11 of the T-3 Disclosure Schedules, T-3 has good and indefeasible title to all Personal Property owned by T-3, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the T-3 Interim Financial Statements and (ii) Permitted Liens.

                  (b) Except as set forth in Section 4.11 of the T-3 Disclosure Schedules, T-3 holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against T-3 in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  (c) Except as set forth in Section 4.11 of the T-3 Disclosure Schedules, T-3 is not in breach of or default (and, to the Knowledge of T-3, no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by T-3, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on T-3.

                  (d) Except as set forth in Section 4.11 of the T-3 Disclosure Schedules, the Personal Property now owned, leased or used by T-3 is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit T-3 to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on T-3.

         Section 4.12 Compliance with Laws. Except as set forth in Sections 4.12, 4.15, 4.16, 4.20 or 4.21 of the T-3 Disclosure Schedules, T-3 is not in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on T-3.

         Section 4.13 Permits. Except as set forth in Sections 4.13 or 4.15 of the T-3 Disclosure Schedules, T-3 has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on T-3.

         Section 4.14 Litigation.

                  (a) Except as set forth in Section 4.14 of the T-3 Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of T-3, threatened, against T-3 (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on T-3 or (iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 4.14 of the T-3 Disclosure Schedules, T-3, nor any of their respective assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

         Section 4.15 Environmental Compliance.

                  (a) Except as set forth in Section 4.15 of the T-3 Disclosure Schedules, T-3 possesses all material licenses, permits and other approvals and authorizations that are required under, and is and has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances or Wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to Hazardous Substances or Wastes, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on T-3, and, to the Knowledge of T-3, except as set forth in Section 4.15 of the T-3 Disclosure Schedules, there is no condition that would materially interfere with such compliance in the future.

                  (b) Except as set forth in Section 4.15 of the T-3 Disclosure Schedules, T-3 is not subject to any Proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of T-3, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against T-3 for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on T-3.

                  (c) Except as set forth in Section 4.15 of the T-3 Disclosure Schedules, to the Knowledge of T-3, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the T-3 Owned Properties or T-3 Leased Properties.

                  (d) Except as set forth in Section 4.15 of the T-3 Disclosure Schedules, to the Knowledge of T-3, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, T-3 has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

         Section 4.16 ERISA and Related Matters.

                  (a) Section 4.16 of the T-3 Disclosure Schedules provides a list of each of the following which T-3 or any Subsidiary thereof maintains or contributes to, for the benefit of its current or former employees, officers or directors, or with respect to which T-3 or any Subsidiary thereof has or may have any liability (the "T-3 Employee Plans") as of the Closing Date:

                           (i) each employee benefit plan (as defined in Section
3(3) of ERISA); and

                           (ii) each written or material unwritten fringe
benefit, change in control, stock purchase, personnel, stock option, collective bargaining, bonus, incentive, vacation, severance pay, deferred compensation, executive compensation or supplemental retirement, consulting, employment or other written or unwritten employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 4.16(a)(i).

                  True and complete copies of each of the written T-3 Employee Plans and descriptions of material unwritten T-3 Employee Plans, current summary plan descriptions, related trusts or other funding arrangements, if applicable, and all amendments thereto, have been or on request will be furnished to IHI. Further, a copy of the most recent determination letter, if applicable, and, for the three most recent years, the Form 5500 and attached schedules, audited financial statements and actuarial valuation reports, if applicable, for each T-3 Employee Plan, and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any T-3 Employee Plan will be provided to IHI upon request.

                  (b) Benefits under any T-3 Employee Plan are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. T-3 has not communicated to any employee or former employee any intention or commitment to modify any T-3 Employee Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (c) Neither T-3 nor any trade or business under common control with T-3 within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or
(iv) in connection with any trust described in Section 501(c)(9) of the Code. T-3 has not within the last five years engaged in, and is not a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

                  (d) Except as otherwise set forth in Section 4.16 of the T-3 Disclosure Schedules:

                           (i) each T-3 Employee Plan has been administered,
maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

                           (ii) each of the T-3 Employee Plans intended to be
qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received or will file for a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

                           (iii) no act, omission or transaction has occurred
which would result in the imposition on T-3 of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (iv) neither T-3 nor any of its directors, officers
or employees has engaged in any transaction with respect to a T-3 Employee Plan that could subject T-3 to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, and none of the assets of any T-3 Employee Plan are invested in employer securities or employer real property;

                           (v) full payment has been made of all amounts which
T-3 is or has been required to have paid as contributions to or benefits due under any T-3 Employee Plan under Applicable Law or under the terms of any such plan or any arrangement and there are no accrued but unpaid contribution or benefit obligations that are not reflected on the T-3 Financial Statements; and

                           (vi) there is no Proceeding or other dispute pending
or, to the Knowledge of T-3, threatened, and there is no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Entity pending, in progress or, to the Knowledge of T-3, threatened that involves any T-3 Employee Plan that could reasonably be expected to result in a material liability to T-3.

                  (e) Except as set forth in Section 4.16 of the T-3 Disclosure Schedules, in connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of T-3 will become entitled to any bonus, retirement, severance, job security, change in control or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby, and no such disclosed payment will constitute a parachute payment described in Section 280G of the Code.

                  (f) All group health plans of T-3 have at all times fully complied in all material respects with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA. T-3 has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

                  (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of T-3 have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA, (ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA, and neither T-3 nor any Subsidiary thereof has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)).

                  (h) Except as set forth in Section 4.16 of the T-3 Disclosure Schedules, no employee or former employee, officer or director of T-3 is or will become entitled to receive any award under T-3's discretionary or other bonus plans except for amounts reflected on the T-3 Financial Statements.

         Section 4.17 Taxes.

                  (a) Except as set forth in Section 4.17 of the T-3 Disclosure Schedules, all Returns required to be filed by or on behalf of T-3 have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects and all amounts of Taxes shown as due thereon have been paid on a timely basis.

                  (b) Except as set forth in Section 4.17 of the T-3 Disclosure Schedules, T-3 has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign laws), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party.

                  (c) Except as set forth in Section 4.17 of the T-3 Disclosure Schedules, there are no Liens on any of the assets of T-3 with respect to Taxes, other than Permitted Liens.

                  (d) T-3 has furnished or made available to IHI true and complete copies of: (i) all federal and state income and franchise tax returns of T-3 for all periods beginning on or after January 1, 1996 if any and (ii) all material tax audit reports, work papers, statements of deficiencies, closing or other agreements received by T-3 or on its behalf relating to Taxes for all periods beginning on or after January 1, 1996.

                  (e) Except as disclosed in Section 4.17 of the T-3 Disclosure
Schedules:

                           (i) The Returns of T-3 have never been audited by a
Governmental Entity, nor is there any pending or, to the Knowledge of T-3, threatened (formally or informally) actions or proceedings for the assessment, collection or refund of Taxes with respect to T-3.

                           (ii) No adjustment relating to such Returns has been
proposed formally or informally by any Governmental Entity and, to the Knowledge of T-3, no basis exists for any such adjustment;

                           (iii) Except as reflected in the Returns, no waiver
or extension of any statute of limitations is in effect with respect to Taxes or Returns of T-3.

                           (iv) There are no requests for rulings, subpoenas or
requests for information pending with respect to Taxes or Returns of T-3.

                           (v) No power of attorney has been granted by T-3 with
respect to any matter relating to Taxes.

                           (vi) The amount of the current liability accruals for
Taxes (excluding reserves for deferred taxes) reflected on the consolidated balance sheet of T-3 as of March 31, 2000 are, and such accruals reflected on the consolidated balance sheet of T-3 as of the Closing Date will be, reasonable and sufficient based on T-3's books and records as of the time of the calculation of such accruals.

                  (f) Except as disclosed in Section 4.17 of the T-3 Disclosure
Schedules:

                           (i) T-3 has not issued or assumed any indebtedness
that is subject to Section 279(b) of the Code.

                           (ii) T-3 has not entered into any compensatory
agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                           (iii) No election has been made under Section 338 of
the Code with respect to T-3 and no action has been taken that would result in any income tax liability to either T-3 as a result of deemed election within the meaning of Section 338 of the Code.

                           (iv) No consent under Section 341(f) of the Code has
been filed with respect to T-3.

                           (v) T-3 has not agreed, nor is it required as of the
date hereof, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

                           (vi) T-3 is not a party to any tax sharing or
allocation agreement nor does either T-3 owe any amount under any tax sharing or allocation agreement.

                           (vii) T-3 has no liability for any Taxes of any
person other than T-3 ((A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

                  (g) T-3 is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

                  (h) T-3 is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Section 4.18 Customers and Suppliers. Section 4.18 of the T-3 Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of T-3 for the fiscal year ended December 31, 2000.

         Section 4.19 Insurance.

                  (a) Section 4.19 of the T-3 Disclosure Schedules sets forth a true and complete list of all policies of protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of T-3 (collectively the "T-3 Policies"). T-3 has made available to IHI a true, complete and accurate copy of all T-3 Policies.

                  (b) All T-3 Policies are in full force and effect except where failures to have any T-3 Policies in full force and effect would not, in the aggregate, have a Material Adverse Effect on T-3.

                  (c) There is no claim by T-3 or any other Person pending under any of the T-3 Policies as to which, to the Knowledge of T-3, coverage has been denied or disputed by the underwriters or issuers of such T-3 Policies. T-3 has not received any notice of default, and T-3 is not in default, under any provision of the T-3 Policies where any such defaults, in the aggregate, would have a Material Adverse Effect on T-3.

                  (d) T-3 has not since January 1, 2001 received any written notice from or on behalf of any insurance carrier or other issuer issuing such T-3 Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the T-3 Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements of the T-3 Owned Properties or the T-3 Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of T-3 will be required after the date hereof.

         Section 4.20 Safety and Health. Except as set forth in Section 4.20 of the T-3 Disclosure Schedules, the property and assets of T-3 have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on T-3. T-3 has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of T-3, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on T-3.

         Section 4.21 Labor Matters.

                  (a) Set forth in Section 4.21 of the T-3 Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of T-3 (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require T-3 to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by T-3. T-3 has made available to IHI complete and correct copies of all such employment and labor agreements. Except as set forth in Section 4.21 of the T-3 Disclosure Schedules, T-3 has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

                  (b) Except as set forth in Section 4.21 of the T-3 Disclosure
Schedules: (i) T-3 is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint against T-3 pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of T-3, threatened, against or affecting T-3; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to T-3 pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and (vi) T-3 has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of T-3 and, to the Knowledge of T-3, no such investigation is in progress.

         Section 4.22 Transactions with Certain Persons. Except as set forth in
Section 4.22 of the T-3 Disclosure Schedules, no director, officer or employee of either T-3 or any of its respective Affiliates is presently a party to any transaction with T-3, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

         Section 4.23 Propriety of Past Payments. Neither T-3 nor any director, officer, employee or agent of T-3 has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

         Section 4.24 Intellectual Property. T-3 either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to T-3. T-3 is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on T-3, and there are no pending or, to the Knowledge of T-3, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of T-3 to use, copy, modify or distribute the same.

         Section 4.25 Director and Officer Indemnification. The directors, officers and employees of T-3 are not entitled to indemnification by T-3, except to the extent that indemnification rights are provided for generally by Applicable Law or such corporation's charter, by-laws or directors' and officers' liability insurance policies described in Section 4.19 of the T-3 Disclosure Schedules or in employment agreements described in Section 4.21 of the T-3 Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

         Section 4.26 Brokers' and Finders' Fee. No agent, broker, person or firm acting on behalf of T-3 or the Fund is or will be entitled to any commission or brokers' or finders' fees payable by T-3 in connection with any of the transactions contemplated herein.

                                   ARTICLE 5.
                      REPRESENTATIONS AND WARRANTIES OF IHI

         IHI represents and warrants to T-3 and the Fund as follows (each of the representations and warranties made with respect to IHI, unless the context requires the contrary, includes all of IHI's Subsidiaries).

         Section 5.1 Organization; Qualification. IHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve IHI are pending. Section 5.1 of the IHI Disclosure Schedules sets forth the jurisdictions in which IHI is qualified to do business as a foreign corporation. Copies of the articles of incorporation and by-laws of IHI with all amendments to the date hereof, have been furnished to T-3 or its representatives, and such copies are accurate and complete as of the date hereof. IHI has made available to T-3 accurate copies of the minutes of all meetings of its board of directors, any committees of such board and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by the board of directors, committees and stockholders as of the date hereof. IHI is not in violation of any provision of its articles of incorporation or bylaws other than any such violations that, in the aggregate, would not have a Material Adverse Effect on IHI.

         Section 5.2 Capital Stock; Subsidiaries.

                  (a) As of the date of this Agreement, the authorized capital stock of IHI consists of 50,000,000 shares of IHI Common Stock, of which 13,690,165 shares of IHI Common Stock are issued and outstanding and 1,586,265 shares are held in its treasury, and 7,500,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding and none are held in its treasury. All issued and outstanding shares of IHI Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

                  (b) Except as set forth in Section 5.2 of the IHI Disclosure Schedules, there are no outstanding options, warrants or other rights to acquire or have delivered any shares of IHI Common Stock or any security convertible into IHI Common Stock and except as set forth in Section 5.2 of the IHI Disclosure Schedules, IHI has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. Except as set forth in Section 5.2 of the IHI Disclosure Schedules, neither the execution of this Agreement nor any other documents contemplated to be executed hereby nor the consummation of the Merger nor any other transaction contemplated hereby or thereby will result in the triggering of any "anti-dilution" provisions of any option, warrant or other instrument granting others the right to acquire any securities of IHI. Except as set forth in
Section 5.2 of the IHI Disclosure Schedules, no Person has any registration rights with respect to any of IHI's capital stock. All of the issued and outstanding shares of IHI Common Stock have been issued in compliance with all Legal Requirements and without violation of any preemptive or similar rights.

                  (c) All issued and outstanding shares of common stock of IHI's Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in Section 5.2 of the IHI Disclosure Schedules, all outstanding capital stock of IHI's Subsidiaries are held of record and beneficially by IHI.

                  (d) All shares of IHI Common Stock to be issued pursuant to this Agreement will be, when issued in exchange for shares of T-3 Common Stock upon consummation of the Merger, duly authorized, validly issued, fully paid and non-assessable.

                  (e) Section 5.2 of the IHI Disclosure Schedules contains a list of all of IHI's Subsidiaries. Except for its Subsidiaries, or as set forth in Section 5.2 of the IHI Disclosure Schedules, IHI does not directly or indirectly have any legal or beneficial ownership interest in any other Person.

         Section 5.3 Corporate Authorization; Enforceability.

                  (a) The execution, delivery and performance of this Agreement by IHI has been duly authorized by the board of directors of IHI. Upon an affirmative vote of the holders of 66 2/3% of the outstanding shares of IHI Common Stock present or represented at a meeting of the IHI Stockholders approving this Agreement and the transactions contemplated hereby, no further vote or consent of shareholders or directors of IHI and no further corporate acts or other corporate proceedings are required of IHI for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

                  (b) This Agreement is the legal, valid and binding obligations of IHI enforceable against it in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

         Section 5.4 No Conflict. Except as set forth in Section 5.4 of the IHI Disclosure Schedules, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) if the requisite IHI stockholder approval set forth in Section 5.3(a) is obtained, conflict with or result in any breach of the provisions of the articles of incorporation or by-laws of IHI, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which IHI is a party or by which its properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on IHI, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to IHI or any of its respective properties or assets, except for such violations that, in the aggregate, would not have a Material Adverse Effect on IHI.

         Section 5.5 Consents. Except as set forth in Section 5.5 of the IHI Disclosure Schedules, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by IHI in connection with the execution, delivery or performance by IHI of this Agreement or the consummation by IHI of the transactions contemplated hereby except for (a) those required by the HSR Act, if any, and (b) any filings required to be made under the Securities Act in connection with the Agreement, (c) the requisite IHI stockholder approval set forth in Section 5.3(a) and (d) such other consents, approvals, orders, authorizations, declarations, filings or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on IHI.

         Section 5.6 IHI Financial Statements; Undisclosed Liabilities.

                  (a) The IHI Annual Financial Statements have been audited by Deloitte & Touche, LLP, independent public accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly in all material respects the financial position of IHI at such dates and the results of operations and cash flows for the periods then ended.

                  (b) The IHI Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement in all material respects of the results for the interim period presented therein. Neither IHI nor any of its assets are subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the IHI Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the IHI Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on IHI.

         Section 5.7 Absence of Certain Changes. Except as set forth in Section
5.7 of the IHI Disclosure Schedules, since March 31, 2001, IHI has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on IHI.

         Section 5.8 Material Contracts.

                  (a) Section 5.8 of the IHI Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which IHI is a party or to which any of its properties is subject. T-3 has been provided a complete and accurate copy of each Material Contract listed on Section 5.8 of the IHI Disclosure Schedules. Each such Material Contract is a legal, valid, binding and enforceable obligation of IHI except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) Except as set forth in Section 5.8 of the IHI Disclosure Schedules, IHI is not in material breach of or default (and, to the Knowledge of IHI, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract, except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on IHI, and no party to any Material Contract has given IHI written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

         Section 5.9 Real Property.

                  (a) Section 5.9 of the IHI Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by IHI (collectively, the "IHI Owned Properties"). IHI has good and indefeasible title to all IHI Owned Properties. None of the IHI Owned Properties is subject to any Liens, except for (i) Liens that collateralize indebtedness that is reflected in the IHI Interim Financial Statements and (ii) Permitted Liens.

                  (b) Except as set forth in Section 5.9 of the IHI Disclosure Schedules, all improvements on the IHI Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by IHI, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on IHI. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the IHI Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by IHI except where the failure to be in such condition would not have a Material Adverse Effect on IHI.

         Section 5.10 Real Property Leases.

                  (a) Section 5.10 of the IHI Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which IHI has a leasehold, subleasehold, or other occupancy interest (the "IHI Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to T-3. Except as set forth in Section 5.10 of the IHI Disclosure Schedules, all of the Leases for the IHI Leased Properties are valid and effective against IHI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) IHI has not received written notice that it is in material breach of or default (and, to IHI's Knowledge, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

                  (c) Except as set forth in Section 5.10 of the IHI Disclosure Schedules, no IHI Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Leased Property or any portion thereof through IHI.

         Section 5.11 Personal Property.

                  (a) Except as set forth in Section 5.11 of the IHI Disclosure Schedules, IHI has good and indefeasible title to all Personal Property owned by IHI, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the IHI Interim Financial Statements and (ii) Permitted Liens.

                  (b) Except as set forth in Section 5.11 of the IHI Disclosure Schedules, IHI holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against IHI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  (c) Except as set forth in Section 5.11 of the IHI Disclosure Schedules, IHI is not in breach of or default (and no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by it, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on IHI.

                  (d) Except as set forth in Section 5.11 of the IHI Disclosure Schedules, the Personal Property now owned, leased or used by IHI is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit IHI to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on IHI.

         Section 5.12 Compliance with Laws. Except as set forth in Sections 5.12, 5.15, 5.16, 5.20 or 5.21 of the IHI Disclosure Schedules, IHI is not in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on IHI.

         Section 5.13 Permits. Except as set forth in Sections 5.13 or 5.15 of the IHI Disclosure Schedules, IHI has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on IHI.

         Section 5.14 Litigation.

                  (a) Except as set forth in Section 5.14 of the IHI Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of the IHI, threatened, against IHI (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on IHI or (iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 5.14 of the IHI Disclosure Schedules, neither IHI nor any of its assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

         Section 5.15 Environmental Compliance.

                  (a) Except as set forth in Section 5.15 of the IHI Disclosure Schedules, IHI possesses all material licenses, permits and other approvals and authorizations that are required under, and is and has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on IHI, and, except as set forth in Section 5.15 of the IHI Disclosure Schedules, to the Knowledge of IHI, there is no condition that would materially interfere with compliance in the future.

                  (b) Except as set forth in Section 5.15 of the IHI Disclosure Schedules, is not subject to any Proceeding pursuant to, nor has it received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of IHI, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against IHI for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on IHI.

                  (c) Except as set forth in Section 5.15 of the IHI Disclosure Schedules, to the Knowledge of IHI, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the IHI Owned Properties or IHI Leased Properties.

                  (d) Except as set forth in Section 5.15 of the IHI Disclosure Schedules, to the Knowledge of IHI, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, IHI has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

         Section 5.16 ERISA and Related Matters.

                  (a) Section 5.16 of the IHI Disclosure Schedules provides a list of each of the following which IHI or any Subsidiary thereof maintains or contributes to, for the benefit of its current or former employees, officers or directors, or with respect to which IHI or any Subsidiary thereof has or may have any liability (the "IHI Employee Plans") as of the Closing Date:

                           (i) each employee benefit plan (as defined in Section
3(3) of ERISA); and

                           (ii) each written or material unwritten fringe
benefit, change in control, stock purchase, personnel, stock option, collective bargaining, bonus, incentive, vacation, severance pay, deferred compensation, executive compensation or supplemental retirement, consulting, employment or other written or unwritten employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 5.16(a)(i).

                  True and complete copies of each of the written IHI Employee Plans and descriptions of material unwritten IHI Employee Plans, current summary plan descriptions, related trusts or other funding arrangements, if applicable, and all amendments thereto, have been or on request will be furnished to T-3. Further, a copy of the most recent determination letter, if applicable, and, for the three most recent years, the Form 5500 and attached schedules, audited financial statements and actuarial valuation reports, if applicable, for each IHI Employee Plan, and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any IHI Employee Plan will be provided to T-3 upon request.

                  (b) Except as disclosed in Section 5.16 of the IHI Disclosure Schedules, benefits under any IHI Employee Plan are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. IHI has not communicated to any employee or former employee any intention or commitment to modify any IHI Employee Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (c) Except as disclosed in Section 5.16 of the IHI Disclosure Schedules, neither IHI nor any trade or business under common control with IHI within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which
Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or (iv) in connection with any trust described in Section 501(c)(9) of the Code. IHI has not within the last five years engaged in, and is not a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

                  (d) Except as otherwise set forth in Section 5.16 of the IHI Disclosure Schedules:

                           (i) each IHI Employee Plan has been administered,
maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

                           (ii) each of the IHI Employee Plans intended to be
qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

                           (iii) no act, omission or transaction has occurred
which would result in the imposition on IHI of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (iv) neither IHI nor any of its directors, officers
or employees has engaged in any transaction with respect to an IHI Employee Plan that could subject IHI to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, and none of the assets of any IHI Employee Plan are invested in employer securities or employer real property;

                           (v) full payment has been made of all amounts which
IHI is or has been required to have paid as contributions to or benefits due under any IHI Employee Plan under Applicable Law or under the terms of any such plan or any arrangement and there are no accrued but unpaid contribution or benefit obligations that are not reflected on the IHI Financial Statements; and

                           (vi) there is no Proceeding or other dispute pending
or, to the Knowledge of IHI, threatened, and there is no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Entity pending, in progress or, to the Knowledge of IHI, threatened that involves any IHI Employee Plan that could reasonably be expected to result in a material liability to IHI.

                  (e) Except as set forth in Section 5.16 of the IHI Disclosure Schedules, in connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of IHI will become entitled to any bonus, retirement, severance, job security, change in control or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby, and no such disclosed payment will constitute a parachute payment described in Section 280G of the Code.

                  (f) All group health plans of IHI have at all times fully complied in all material respects with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA. IHI has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

                  (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of IHI have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA, (ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA, and neither IHI nor any Subsidiary thereof has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)).

                  (h) Except as set forth in Section 5.16 of the IHI Disclosure Schedules, no employee or former employee, officer or director of IHI is or will become entitled to receive any award under IHI's discretionary or other bonus plans except for amounts reflected on the IHI Financial Statements.

         Section 5.17 Taxes.

                  (a) Except as set forth in Section 5.17 of the IHI Disclosure Schedules, all Returns required to be filed by or on behalf of IHI have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects and all amounts of Taxes shown as due thereon have been paid on a timely basis.

                  (b) Except as set forth in Section 5.17 of the IHI Disclosure Schedules, IHI has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign law), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party.

                  (c) Except as set forth in Section 5.17 of the IHI Disclosure Schedules, there are no Liens on any of the assets of IHI with respect to Taxes, other than Permitted Liens.

                  (d) IHI has furnished or made available to T-3 true and complete copies of: (i) all federal and state income and franchise tax returns of IHI for all periods beginning on or after January 1, 1996, and (ii) all material tax audit reports, work papers, statements of deficiencies, closing or other agreements received by IHI or on its behalf relating to Taxes for all periods beginning on or after January 1, 1996.

                  (e) Except as disclosed in Section 5.17 of the IHI Disclosure
Schedules:

                           (i) The Returns of IHI have never been audited by a
Governmental Entity, nor is there any pending or, to the Knowledge of the IHI, threatened (formally or informally) actions or proceedings for the assessment, collection or refund of Taxes with respect to IHI.

                           (ii) No adjustment relating to such Returns has been
proposed formally or informally by any Governmental Entity and, to the Knowledge of IHI, no basis exists for any such adjustment.

                           (iii) Except as reflected in the Returns, no waiver
or extension of any statute of limitations is in effect with respect to Taxes or Returns of IHI.

                           (iv) There are no requests for rulings, subpoenas or
requests for information pending with respect to Taxes or Returns of IHI.

                           (v) No power of attorney has been granted by IHI with
respect to any matter relating to Taxes.

                           (vi) The amount of current liability accruals for
Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of IHI as of March 31, 2001 are, and such accruals reflected on the consolidated balance sheet of IHI as of the Closing Date will be, reasonable and sufficient based on IHI's books and records as of the time of the calculation of such accruals.

                  (f) Except as disclosed in Section 5.17 of the IHI Disclosure
Schedules:

                           (i) IHI has not issued or assumed any indebtedness
that is subject to section 279(b) of the Code.

                           (ii) IHI has not entered into any compensatory
agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                           (iii) No election has been made under Section 338 of
the Code with respect to IHI and no action has been taken that would result in any income tax liability to either IHI as a result of deemed election within the meaning of Section 338 of the Code.

                           (iv) No consent under Section 341(f) of the Code has
been filed with respect to IHI.

                           (v) IHI has not agreed, nor is it required as of the
date hereof, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

                           (vi) IHI is not a party to any tax sharing or
allocation agreement nor does IHI owe any amount under any tax sharing or allocation agreement.

                           (vii) IHI has no liability for any Taxes of any
person other than IHI ((A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

                  (g) IHI is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

                  (h) IHI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Section 5.18 Customers and Suppliers. Section 5.18 of the IHI Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of IHI for the fiscal year ended December 31, 2000.

         Section 5.19 Insurance.

                  (a) Section 5.19 of the IHI Disclosure Schedules sets forth a true and complete list of all policies of protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of IHI (collectively the "IHI Policies"). IHI has made available to T-3 a true, complete and accurate copy of all IHI Policies.

                  (b) All IHI Policies are in full force and effect except where failures to have any IHI Policies in full force and effect would not in the aggregate, have a Material Adverse Effect on IHI.

                  (c) There is no claim by IHI or any other Person pending under any of the IHI Policies as to which coverage has been denied or disputed by the underwriters or issuers of such IHI Policies. IHI has not received any notice of default, and is not in default, under any provision of the IHI Policies.

                  (d) IHI has not since January 1, 2001 received any written notice from or on behalf of any insurance carrier or other issuer issuing such IHI Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the IHI Policies in effect as of the date hereof, or that material alteration of any equipment to the IHI Owned Properties or the IHI Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of IHI will be required after the date hereof.

         Section 5.20 Safety and Health. The property and assets of IHI have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on IHI. IHI has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of IHI, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on IHI.

         Section 5.21 Labor Matters.

                  (a) Set forth in Section 5.21 of the IHI Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of IHI (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require IHI to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and
(iii) collective bargaining agreements or other labor union contracts applicable to persons employed by IHI. IHI has made available to T-3 complete and correct copies of all such employment and labor agreements. Except as set forth in
Section 5.21 of the IHI Disclosure Schedules, IHI has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

                  (b) Except as set forth in Section 5.21 of the IHI Disclosure
Schedules: (i) IHI is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint against IHI pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of IHI threatened, against or affecting IHI; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to IHI pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and (vi) IHI has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of IHI and, to the Knowledge of IHI, no such investigation is in progress.

         Section 5.22 Transactions with Certain Persons. Except as set forth in
Section 5.22 of the Disclosure Schedules, no director, officer or employee of IHI or any of its respective Affiliates is presently a party to any transaction with IHI, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

         Section 5.23 Propriety of Past Payments. Neither IHI or any of its Subsidiaries nor any director, officer, employee or agent of IHI or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

         Section 5.24 Intellectual Property. IHI either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to IHI. IHI is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on IHI and there are no pending or, to the Knowledge of IHI, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of IHI to use, copy, modify or distribute the same.

         Section 5.25 Director and Officer Indemnification. The directors, officers and employees of IHI are not entitled to indemnification by IHI except to the extent that indemnification rights are provided for generally by Applicable Law or IHI's charter, by-laws or directors' and officers' liability insurance policies as described in Section 5.19 of the IHI Disclosure Schedules or in employment agreements described in Section 5.21 of the IHI Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

         Section 5.26 Brokers' and Finders' Fee. Except for as set forth in
Section 5.27 of the IHI Disclosure Schedule, no agent, broker, person or firm acting on behalf of IHI is or will be entitled to any commission or brokers' or finders' fees payable by IHI in connection with any of the transactions contemplated herein.

         Section 5.27 SEC Filings; Financial Statements. Except as set forth in
Section 5.27 of the IHI Disclosure Schedule, since January 1, 1999, IHI has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by IHI with the SEC since January 1, 1999 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "IHI SEC Filings." As of the respective dates of their filing with the SEC, the IHI SEC Filings complied in all material respects with the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6.
                                    COVENANTS

         Section 6.1 Legal Requirements. Subject to the conditions set forth in
Section 7 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Without limiting the preceding sentence, each of IHI, T-3 and the Fund agrees to take all reasonable actions necessary to obtain, and cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking of any action contemplated by this Agreement. In addition IHI hereby agrees and covenants to take all commercially reasonable actions necessary to maintain its listing of the IHI Common Stock on The Nasdaq National Market, and, if requested by IHI, T-3 hereby agrees and covenants to reasonably cooperate and participate in such effort.

         Section 6.2 Stockholder Approvals.

                  (a) As soon as practicable following the date of this Agreement, IHI shall convene a meeting of its shareholders (the "IHI Meeting") for the purposes of: (i) approving this Agreement, including the plan of merger for the Merger, and (ii) approving the Reincorporation of the Surviving Corporation, including the plan of merger for the Reincorporation. Subject to the terms and conditions of Section 6.13, the Board of Directors of IHI shall
(i) recommend at the IHI Meeting that the shareholders of IHI adopt and approve all such matters; (ii) use its reasonable efforts to solicit from the shareholders of IHI proxies in favor of such adoption and approval; and (iii) take all other actions reasonably necessary to secure a vote of its shareholders in favor of adoption and approval of all such other matters.

                  (b) As soon as practicable after the date of this Agreement, T-3 shall submit this Agreement for approval by the T-3 Stockholders at a special meeting of stockholders. Subject to the terms and conditions of Section
6.13 hereof, the Board of Directors of T-3 shall recommend that the T- 3 Stockholders approve the adoption of this Agreement and take all other actions reasonably necessary to secure a vote of the T-3 Stockholders in favor of adoption of this Agreement.

                  (c) In connection with the stockholder approvals provided for herein, each party agrees to cooperate with the other and take all actions reasonably necessary or appropriate to obtain such approvals.

         Section 6.3 Joint Proxy Statement/Prospectus. As promptly as reasonably practicable after the date hereof, IHI will prepare and file with the SEC in accordance with the Securities Act and Exchange Act, a combined joint proxy statement (the "Joint Proxy Statement/Prospectus") and registration statement on Form S-4 (the "Registration Statement"), relating to approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of IHI and T-3. The parties will take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to cause the shares of IHI Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus. As soon as reasonably practicable after the Registration Statement has been declared effective by the SEC, IHI and T-3 shall promptly mail to each of the respective stockholders in IHI and T-3 the Joint Proxy Statement/Prospectus.

         Section 6.4 Registration of Certain T-3 Control Person Shares.

                  (a) IHI agrees that promptly following the Effective Date (but in no event later than 45 days after the Effective Time), it will file with the SEC on a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") covering the resale by each of the former stockholders of T-3 (the "Affiliate Stockholders") who was a director or executive officer of T-3 or beneficial owner of 10% or more of the outstanding T-3 Common Stock immediately prior to the Merger of all the shares of IHI Common Stock received by them in the Merger (the "Stock"), and will use its best efforts to cause the same to be declared effective promptly by the SEC; provided, no such obligation to file shall exist in the event IHI is not eligible to file such a Shelf Registration Statement. IHI agrees to maintain such Shelf Registration Statement in effect for the maximum period allowable under the regulations promulgated by the SEC, and in any event to maintain the same (or, to the extent necessary, successive registration statements) through at least December 31, 2006. In any offering pursuant to this Section, IHI will use its best efforts to effect any such registration and use its best efforts to effect such qualification and compliance as may be required and as would permit or facilitate the resale of such Stock, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue-sky or other state securities laws, and appropriate compliance with any other governmental requirements.

                  (b) Unless otherwise agreed between IHI and any Affiliate Stockholder, the Shelf Registration Statement will cover resales of Stock in the open market by the Affiliate Stockholders (and donees, pledgees, transferees or other successors-in-interest selling Stock received after the effective date of the Shelf Registration Statement from an Affiliate Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer). In no event shall the plan of distribution of Stock include the use of a contractual underwriter, nor shall IHI have any obligation to enter into an underwriting agreement with any investment banking firm participating as a broker in the execution of any such resales. IHI agrees that it will furnish to each Affiliate Stockholder such number of prospectuses, prospectus supplements, or other documents incident to any registration, qualification or compliance referred to herein as the Affiliate Stockholder from time to time may reasonably request.

                  (c) All expenses (except for commissions and any legal fees for Affiliate Stockholder's counsel) of any registrations of Stock effected pursuant to this Agreement (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments or prospectus supplements required for the lawful distribution of the Stock to the public in connection with such registration) will be paid by IHI.

                  (d) In connection with the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement, IHI will give each Affiliate Stockholder (and any single counsel designated by all Affiliate Stockholders), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of IHI with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) The registration rights provided by this Section 6.4 are for the benefit solely of the Affiliate Stockholders, are personal in nature, and shall not be available to any subsequent holder of Stock (other than donees, pledgees, transferees or other successors-in-interest selling stock received after the effective date of the Shelf Registration Statement from an Affiliate Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer).

                  (f) Notwithstanding anything to the contrary contained in this
Section 6.4, the Surviving Corporation shall be permitted, with the prior written consent of the holders of not less than 50% of the total number of shares of Stock, to suspend the period of sale or distribution of the Stock at any time when the Surviving Corporation reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of the Surviving Corporation, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Surviving Corporation or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Surviving Corporation.

                  (g) IHI agrees to indemnify and hold harmless each Affiliate Stockholder and each person, if any, who controls an Affiliate Stockholder, against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which such Affiliate Stockholder may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and IHI will reimburse such Affiliate Stockholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that IHI shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to IHI through an instrument duly executed by such Affiliate Stockholder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Affiliate Stockholder or any such controlling person and shall survive any transfer of Stock by a Affiliate Stockholder.

                  (h) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against IHI, give written notice to IHI, of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve IHI of its obligations under this Section 6.4, except and only to the extent that IHI is actually prejudiced by such failure to give notice. In case any such action is brought against IHI, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, IHI shall be entitled to participate in and to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from IHI to such indemnified party of its election so to assume the defense thereof, IHI shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. IHI shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

                  (i) For as long as any of the Affiliate Stockholders shall continue to hold any Stock, IHI will undertake, on a reasonable commercial basis, to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act, and the regulations of the SEC thereunder. In the event of any proposed sale of Stock by any of the Affiliate Stockholders pursuant to Rule 144 under the Securities Act, IHI shall cooperate with such Affiliate Stockholder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of IHI's transfer agents, and the reasonable requirements of any broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, IHI shall, upon request, furnish with respect to each such sale
(i) a written statement certifying that IHI has filed all reports required to be filed by it under the Exchange Act for a period of at least one year preceding the date of the proposed sale, and, in addition, has filed the most recent annual report required to be filed by it thereunder; (ii) an opinion of IHI's counsel regarding such matters as IHI's transfer agents or such Affiliate Stockholder's broker may reasonably desire to confirm; and (iii) upon surrender of a certificate or certificates for the same or a greater number of shares of Stock, unlegended certificates representing Stock in such numbers and denominations as such Affiliate Stockholder shall reasonably require for delivery pursuant to such resales.

                  (j) The provisions of this Section 6.4 are for the benefit of the Affiliate Stockholders and IHI, and no other person shall acquire or have any rights under or by virtue of this Agreement except as set forth in Paragraph 6.4(e). As express third-party beneficiaries of this Section 6.4, any Affiliate Stockholder may independently enforce the provisions hereof against IHI.

                  (k) To insure compliance with Rule 145 of the rules and regulations promulgated by the SEC and the Securities Act, each of T-3's directors, executive officers and beneficial owners of 5% or more of T-3's Common Stock has concurrently signed and delivered to IHI the T-3 affiliate agreements in the form attached as Exhibit C.

         Section 6.5 Equity Investments in T-3.

                  (a) Between the date hereof and the Closing Date, in addition to the T-3 Common Stock issuable upon conversion of indebtedness held by the Fund as described in Section 3.1 of the T-3 Disclosure Schedules, the parties agree that the Fund shall acquire additional shares of T-3 Common Stock at a per share price of $140.01 per share (the "Equity Investment"). The Equity Investment shall be equal to $9,600,000, minus (a) the amount by which the Net Proceeds from the IHI Dispositions exceeds $39,400,000 and (b) the SJMB Conversion Amount (the "Investment Amount"); provided, if an amount above the Investment Amount is required in order for the T-3 Stockholders together to hold at least 55% of the fully diluted capital stock of the Surviving Corporation immediately after consummation of the Merger, then the T-3 Stockholders shall be entitled, and the parties acknowledge that all T-3 Stockholders, in their discretion, may acquire, in whole or in part, additional shares of T-3 Common Stock before the Closing Date on the same basis as set forth in the first sentence of this Section 6.5. The aggregate number of additional shares of T-3 Common Stock which may be acquired by the T-3 Stockholders under the proviso of the immediately preceding sentence shall equal that number of shares such that if all T-3 Stockholders fully exercised their purchase rights under this Section 6.5(a), such T-3 Stockholders would together own 55% of the fully diluted capital stock of the Surviving Corporation.

                  (b) In addition, the Fund may acquire additional shares of T-3 Common Stock at a price per share of $140.01 (the "Discretionary Equity Investment") as set forth in this Section 6.5(b). The Discretionary Equity Investment shall be equal to the amount by which the Net Proceeds from the IHI Dispositions is less than $39,400,000 (the "Deficient IHI Proceeds"); provided, however, if after giving effect to such investment, if any, IHI is unable to obtain the Financing set forth in Section 6.6(a), the Fund may, with the consent of IHI (which consent shall not be unreasonably withheld), acquire additional shares of T-3 Common Stock at a price per share of $140.01 in an amount necessary to enable IHI to obtain such Financing, but in no event shall the aggregate Discretionary Equity Investment under this Section 6.5(b) exceed $10,000,000 plus the Deficient IHI Proceeds.

                  (c) Prior to completing the Equity Investment and the Discretionary Equity Investment, T-3 and the Fund shall notify IHI of the terms and conditions of the proposed investments, and T-3 shall not complete such transaction unless its terms and conditions are reasonably satisfactory to IHI.

         Section 6.6 Financing.

                  (a) Prior to the Closing, IHI shall use its commercially reasonable efforts to obtain a new credit facility, which shall be in a form reasonably satisfactory to T-3 and the Fund, containing usual and customary covenants, and on terms that are mutually agreed upon by IHI and T-3, in a principal amount (the "Financing") that will produce proceeds sufficient to repay or refinance the indebtedness referred to in Section 6.7 hereof, including, without limitation, the IHI Senior Secured Credit Facility, the EnSerCo Loan and T-3's senior credit facility.

                  (b) T-3 agrees to provide, and will cause their respective officers, employees and advisors to provide, all reasonable cooperation in connection with the arrangement of Financing, including (i) providing prompt assistance in the preparation of any offering or information memorandum and other offering materials for the Financing, (ii) providing all information reasonably deemed necessary by any syndication agent to complete the Financing,
(iii) assisting the providers of the Financing in connection with their confirmation of the accuracy and completeness of the materials and information referenced in clauses (i) and (ii) above, and (iii) causing T-3's senior management to participate in meetings and conference calls with potential participants in the Financing at such times and places as any syndication agent for the Financing may reasonably request.

                  (c) Notwithstanding any other term or provision hereof, in the event IHI is unable to obtain the Financing prior to the Closing Date, the Fund agrees to provide a bridge loan at Closing in an amount sufficient to repay or refinance the indebtedness referred to in Section 6.7 hereof. The bridge financing will be on terms substantially similar to those available in the credit markets generally for similar financings, but in any event will be on terms no less favorable. Such bridge financing, if required, must be on terms reasonably satisfactory to IHI, T-3 and the Fund.

         Section 6.7 Repayment of Certain Indebtedness. At Closing, IHI shall repay in full by wire transfer of immediately available funds the outstanding indebtedness balance under the IHI Senior Secured Credit Facility and all amounts owed to EnSerCo, LLC under the Loan Agreement dated June 30, 1998 (the "EnSerCo Loan"). T-3 and the Fund acknowledge that in connection with the consent of EnSerCo, LLC to the transactions, IHI has paid EnSerCo, LLC the fees set forth in Section 6.7 of the IHI Disclosure Schedule. Subject to IHI's obtaining the Financing pursuant to Section 6.6(a) or the bridge financing by the Fund pursuant to Section 6.6(c) at or prior to Closing, IHI shall also repay at Closing all other outstanding indebtedness (together with any applicable premium) of IHI specified in Section 6.7 of the IHI Disclosure Schedules, together with all accrued and unpaid interest thereon, with the proceeds of such financings.

         Section 6.8 Hart-Scott-Rodino.

                  (a) T-3, the Fund and IHI shall cooperate in good faith and take all actions reasonably necessary or appropriate to file, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Forms required, if any, to be filed by each of them in connection herewith with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act.

                  (b) T-3, the Fund and IHI agree that from the date of this Agreement through the Effective Time, neither party nor any of its subsidiaries or Affiliates shall enter into any transaction with a third party or take any other action that would have the effect of impeding the ability to obtain HSR Act clearance, if required, for the transactions contemplated by this Agreement.

         Section 6.9 Access to Properties and Records. Until the Closing Date, each of IHI and T-3 shall, and shall cause each of its Subsidiaries to, allow the other party and its authorized representatives full access, during normal business hours and on reasonable notice, to all of its properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow the other party a full opportunity to make such investigation and inspection as the other party desires of its business and assets. Each of IHI and T-3 shall, and shall cause each of its Subsidiaries to,
(a) use its reasonable best efforts to cause its employees, counsel and independent certified public accountants to be available upon reasonable notice to answer questions of the other party's representatives concerning its business and affairs and (b) use its reasonable best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of its financial statements.

         Section 6.10 Consultation and Reporting. During the period from the date of this Agreement to the Closing Date, each of T-3 and IHI will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of T-3 and IHI will notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

         Section 6.11 Conduct of Business by Both Parties Prior to the Closing Date. During the period from the date of this Agreement to Closing Date, T-3 and IHI shall each use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its Subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, except as otherwise specifically provided in this Agreement or as set forth in Section 6.11 of the IHI Disclosure Schedule, during the period from the date of this Agreement to the Closing Date neither IHI (and IHI shall cause its Subsidiaries not to) nor T-3 shall (and T-3 shall cause its Subsidiaries not to), without the prior written consent of the other:

                  (a) declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock;

                  (b) amend its certificate or articles of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

                  (c) commit any act which act would cause any representation or warranty contained in this Agreement to become untrue in any material respect, as if each such representation and warranty were continuously made from and after the date hereof;

                  (d) violate any Applicable Law that would have a Material Adverse Effect on such party;

                  (e) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that previously employed in all material respects;

                  (f) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Closing Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

                  (g) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

                  (h) except for the Equity Investment, the Discretionary Equity Investment, the extension of options to purchase IHI common stock held by employees of A&B Bolt, and the acceleration of options to purchase IHI common stock upon a change of control as provided in the IHI's existing stock option plan, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities; issue any security convertible into or exchangeable for its capital stock; alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of exchange or readjustment of shares, stock dividend or otherwise; provided, however, that IHI may issue shares of IHI Common Stock pursuant to the obligations set forth in Section 5.2 of the IHI Disclosure Schedules, and T-3 may issue shares of T-3 Common Stock pursuant to obligations set forth in Section 4.2 of the T-3 Disclosure Schedules;

                  (i) except for the Financing and as otherwise provided herein, incur, assume or guarantee any indebtedness for borrowed money or any other obligation of any other Person, issue any notes, bonds, debentures or other corporate debt securities or grant any option, warrant or right to purchase any thereof other than for working capital under an existing line of credit and to fund capital expenditures disclosed in such party's Disclosure Schedules;

                  (j) make any sale, assignment, transfer, abandonment or other conveyance of any of its material assets or any part thereof, except for the IHI Dispositions and transactions pursuant to existing contracts set forth in such party's Disclosure Schedules and dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

                  (k) subject any of its assets or properties to a Lien other than a Permitted Lien;

                  (l) make or commit to make capital expenditures that in the aggregate are in excess of $150,000 except as described in the capital budget set forth in Section 6.11 of either party's Disclosure Schedules;

                  (m) except as described in Section 6.12 of either party's Disclosure Schedules, otherwise provided herein, make any loan, advance or capital contribution to or investment in, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates other than in the ordinary course of business and for fair value;

                  (n) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change required by generally accepted accounting principles;

                  (o) enter into or modify any employee benefit plans any employment, change in control, severance or similar agreement or arrangement with any director, officer or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any director, officer or employee other than increases in wages, salaries, bonuses, compensation or benefits (i) required by contracts, agreements, policies or collective bargaining agreements set forth in Sections 4.16 and 4.21 of the T-3 Disclosure Schedules with respect to T-3, and Sections 5.16 and 5.21 of the IHI Disclosure Schedules with respect to IHI, or (ii) to employees below the management level made in the ordinary course of business;

                  (p) enter into any new line of business;

                  (q) make any Tax election that is inconsistent with any corresponding election made on a prior Return or settle or compromise any Tax liability for an amount in excess of the liability therefor that is reflected on the T-3 Financial Statements or the IHI Financial Statements, as the case may be; or

                  (r) authorize any of, or agree or commit to do any of, the foregoing actions.

         Section 6.12 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall (and each party shall use its reasonable best efforts so that none of its advisors, officers, directors or employees shall) except with the prior consent of the other parties, which consent shall not be unreasonably withheld, publicize, announce or describe to any third person (except their respective advisors and employees) the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except that IHI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws after giving reasonable prior notice, if practicable, to T-3 of any such disclosure or announcement and allowing T-3 to comment on the same.

         Section 6.13 No Solicitation.

                  (a) None of IHI and its Subsidiaries, or T-3 and its Subsidiaries will (nor will they permit any of their respective Affiliates, officers, directors, representatives, or agents to), prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8.1, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal for a Sale Transaction, (ii) enter into any agreement with respect to any Sale Transaction or give any approval with respect to any Sale Transaction, or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Sale Transaction or any proposal for a Sale Transaction. Notwithstanding the preceding sentence, if at any time the Board of Directors of IHI or T-3 determines in good faith, (i) based on the advice of outside counsel, that it is advisable to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law and (ii) after consultation with its financial advisors, that the Sales Transaction, if completed, would result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long term interests of IHI or T-3, as applicable, and their stockholders (a "Superior Proposal"), IHI or T-3 (and their respective officers, directors, representatives or agents) may in response to a written proposal for a Sale Transaction not solicited on or after the date hereof, subject to compliance with Section 6.13(c), (A) furnish information with respect to itself or a Subsidiary pursuant to a customary confidentiality agreement to any Person making such proposal, and (B) participate in negotiations regarding such proposal. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 6.13(a) by any of a party's officers, directors, representatives, agents, Affiliates or Subsidiaries, whether or not such Person is purporting to act on behalf of such party or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.13(a) by such party.

                  (b) Neither of the Boards of Directors of IHI or T-3 shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the approval (including, without limitation, the Board of Directors' resolution providing for such approval) of this Agreement or the transactions contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any Sale Transaction, except in the event the Board of Directors of a party determines in good faith, (x) based on the advice of outside counsel, that it is advisable to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law and (y) after consultation with its financial advisors, that the Sale Transaction is a Superior Proposal, and then only at or after the termination of this Agreement pursuant to Section 8.1(f) or 8.1(g).

                  (c) In addition to the obligations set forth in subsections
(a) and (b) of this Section 6.13, each party promptly shall advise the others orally and in writing of any request for information or of any proposed Sale Transaction or any inquiry with respect to or which could reasonably be expected to lead to any proposed Sale Transaction, the identity of the Person making any such request, proposed Sale Transaction or inquiry and the terms and conditions thereof. Each party will keep the others fully informed of the status and details (including amendments or proposed amendments) of any such request, proposed Sale Transaction or inquiry, and each party shall keep confidential such information provided to it by another party pursuant to this Section 6.13(c), subject to any judicial or other legal order, directions or obligations to disclose such information.

                  (d) Nothing contained in this Section 6.13 shall prohibit IHI from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act.

         Section 6.14 Update Information. After the date hereof, each party hereto will promptly disclose to the other any event or occurrence which causes, or with notice or the passage of time would cause, its representations and warranties to be incomplete or no longer correct; provided, however, that except as contemplated by Section 6.5, relative to Section 3.1 of the T-3 Disclosure Schedules, none of such disclosures will be deemed to modify, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing. Each party shall promptly advise the other party orally and in writing of any change or event having or which insofar as reasonably can be foreseen would have, a Material Adverse Effect on the party providing such notification.

         Section 6.15 Maintenance of Policies. IHI and T-3 shall maintain the coverage under the IHI Policies and the T-3 Policies respectively, in full force and effect until the Closing Date.

         Section 6.16 Director's and Officer's Indemnification and Insurance.

                  (a) For four years after the Effective Time, IHI shall indemnify and hold harmless the present and former officers and directors of T-3 and IHI in respect of acts or omissions prior to the Effective Time to the fullest extent provided under T-3's Certificate of Incorporation and IHI's articles of incorporation, as applicable, in effect on the date hereof and pursuant to any agreements set forth in Section 4.21 of the Disclosure Schedule and Section 5.21 of the IHI Disclosure Schedule; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

                  (b) The Surviving Corporation shall pay the insurance premiums required for any extension of T-3's and IHI's officers' and directors' liability insurance policies that are in force at the date hereof following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of T-3 (the "Extended Coverage Policy") for a period of four years or shall provide substantially similar coverage for the same period under IHI's directors' and officers' insurance policy for all directors and officers of T-3 and IHI.

         Section 6.17 Nasdaq Filing. IHI shall timely file with Nasdaq the notice of issuance of the Merger Shares as required pursuant to NASD Rule 4310(c)(17), and in connection therewith, remit the fee specified in NASD Rule 4510(b)(2).

         Section 6.18 IHI Employee Benefits. As soon as practicable after the Effective Time, employees of the Surviving Corporation and its Subsidiaries shall be entitled to participate in all employee benefit plans of the Surviving Corporation, which shall be the employee benefit plans maintained by T-3 as of the Effective Time, including without limitation, the T-3 401(k) plan, in respect of their service after the Effective Time to the same extent that employees of T-3 or IHI who are employed in comparable positions are entitled to participate. To the extent permitted under Applicable Law as determined by legal counsel for the Surviving Corporation, the 401(k) plan maintained by IHI as of the Effective Time shall be merged into the 401(k) plan maintained by T-3, with the T-3 401(k) plan being the surviving plan. IHI and T-3 further agree that any such employees shall be credited for their service with IHI, T-3 and their Subsidiaries, as the case may be, for purposes of eligibility, benefit entitlement and vesting in the employee benefit plans provided by the Surviving Corporation, but not for purposes of any executive compensation plan or program. No benefits of any employee under the Surviving Corporation's medical benefit plan shall be subject to any exclusions for any pre-existing conditions (to the extent such exclusions did not apply under to such employee under IHI's, T-3's or their Subsidiaries' existing medical benefit plan, as applicable), and credit shall be received for any deductibles or out-of-pocket amounts previously paid during the year. Nothing herein shall be construed to limit in any way the right of the Surviving Corporation to amend or terminate any employee benefit plan or other benefit program at any time in its discretion.

         Section 6.19 Agreements with Respect to IHI Dispositions.

                  (a) Promptly after the date hereof, IHI shall continue marketing efforts with respect to the IHI Dispositions of those businesses described in Schedule 6.19 of the IHI Disclosure Schedules. IHI will engage one or more investment banking firms to assist in the sales process, with respect to the IHI Dispositions. IHI agrees to consult with T-3 regarding its selection of such investment banking firms.

                  (b) The parties agree that definitive agreements (the "Disposition Agreements") with bona fide third party purchasers (which may include any current or former directors and officers of IHI) that are financially capable of completing such transactions must be entered into between IHI and/or its Affiliates not later than the effective date of the Joint Proxy Statement/Prospectus.

                  (c) The Disposition Agreements may take the form of a merger, sale of stock or sale of assets or such other form as may be reasonably acceptable to T-3 and IHI. No Disposition Agreement shall be entered into without the written consent of T-3, which consent shall not be unreasonably withheld. IHI agrees to keep T-3 informed regarding the status of all negotiations relating to the IHI Dispositions and allow T-3 to participate (with such legal or other advisors as it deems appropriate), at its expense, in discussions and negotiations with the proposed purchasers. Notwithstanding the foregoing, IHI shall remain solely responsible for the IHI Dispositions, and T-3 shall have no authority to negotiate such transactions or enter into any agreements on IHI's behalf.

                  (d) T-3 shall have no obligation to consent to the IHI Dispositions if the aggregate Net Proceeds therefrom is proposed to be less than $32,500,000. Each IHI Disposition shall include the assumption by the purchaser of all liabilities of each company sold pursuant to the IHI Dispositions, exclusive of borrowed money indebtedness or capitalized leases; all Net Proceeds shall be used (i) first to repay any capitalized leases that are owed by the entity being sold, or borrowed money indebtedness secured by the assets of the entity being sold in the order of priority of their secured position and (ii) second to repay a portion of IHI's Senior Secured Credit Facility satisfactory to IHI senior secured lenders.

                  (e) The "Net Proceeds" from the IHI Dispositions shall be determined as follows:

                           (i) If the IHI Disposition results from the Sale of
Stock, the amount of cash consideration received by IHI or its Subsidiaries from such sale, less all expenses incurred or estimated to be incurred by IHI or its Subsidiaries in connection with the Sale of Stock, including all Taxes resulting therefrom, fees of counsel, accountants and other consultants, fees of any investment banking firm acting as financial advisor to IHI or its Subsidiaries, and any brokerage or finder's fee payable in connection with the Sale of Stock.

                           (ii) If the IHI Disposition results from the Sale of
Assets, the cash consideration paid to IHI or its Subsidiaries for the assets sold by it in the Sale of Assets (exclusive of any IHI or Subsidiary liabilities assumed by the purchaser of such assets), less all expenses incurred or estimated to be incurred by IHI or its Subsidiaries in connection with the Sale of Assets, including all Taxes resulting therefrom, fees of counsel, accountants and other consultants, fees of any investment banking firm acting as financial advisor to IHI or its Subsidiaries, and any brokerage or finder's fee payable in connection with the Sale of Assets.

         Section 6.20 Resignations. All of the directors of IHI shall provide IHI with written resignations with respect to their director positions at IHI to be effective immediately prior to the Effective Time.

                                   ARTICLE 7.
                               CLOSING CONDITIONS

         Section 7.1 Conditions Applicable to All Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing Date:

                  (a) Other than the Agreed TRO, no statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no Proceeding shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

                  (b) The IHI Stockholders shall have met and approved this Agreement, including the plan of merger for the Merger.

                  (c) The T-3 Stockholders shall have approved this Agreement.

                  (d) The waiting period applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated.

                  (e) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (f) The IHI Dispositions shall have been completed.

         Section 7.2 Conditions to Obligations of IHI. The obligations of IHI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by IHI:

                  (a) Each of the representations and warranties of T-3 set forth in this Agreement, without regard to qualifications for materiality or Material Adverse Effect, shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date) as though made on and as of the Closing Date. T-3 and the Fund shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                  (b) IHI shall have received an opinion of Porter & Hedges, L.L.P., counsel for T-3, substantially in the form attached hereto as Exhibit D.

                  (c) Eligible holders of shares of not more than 2.5% of the outstanding T-3 Common Stock shall have delivered a written demand for appraisal of such shares in the manner provided in the DGCL.

                  (d) IHI shall have received a favorable opinion from Raymond James for inclusion in the Joint Proxy Statement/Prospectus as to the fairness, from a financial point of view, to the IHI Stockholders of the consideration paid to the T-3 Stockholders, which opinion shall not have been withdrawn at the Effective Date.

         Section 7.3 Conditions to Obligations of T-3. The obligations of T-3 to consummate the transactions contemplated by this Agreement are subject to the satisfaction for the following conditions, unless waived by T-3:

                  (a) Each of the representations and warranties of IHI set forth in this Agreement, without regard to qualifications or materiality or Material Adverse Effect, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date) as though made on and as of the Closing Date. IHI shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

                  (b) T-3 shall have received the legal opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for IHI, set forth in Exhibit E hereto in a form reasonably acceptable to T-3.

                  (c) T-3 shall have received an opinion from Porter & Hedges, L.L.P., counsel for T-3, to the effect that (i) the merger of T-3 into IHI as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and T-3 and IHI will be parties to the reorganization; and (ii) no gain or loss will be recognized as a consequence of the Merger to any T-3 Stockholder who exchanges all of their T-3 Common Stock for IHI Common Stock, except to the extent of any cash received in lieu of fractional share interests.

                  (d) IHI or its Subsidiaries shall have entered in employment agreements in a form reasonable satisfactory to T-3 with the persons listed in
Section 7.3 of the T-3 Disclosure Schedules.

                  (e) Each member of the board of directors of IHI shall have resigned effective immediately preceding the Effective Time.

                  (f) All agreements among the IHI Stockholders regarding the election of directors and/or the voting of shares of IHI Common Stock shall have been terminated.

         Section 7.4 Additional Closing Condition. No Merger shall occur, unless all principal, interest, fees and other amounts due under the IHI Senior Secured Credit Facility and the EnSerCo Loan shall be paid in full. IHI and T-3 agree that as of March 31, 2001, the principal amount due under the EnSerCo Loan is $15 million, the interest due and payable under the EnSerCo Loan is $3,473,753.42, and that interest continues to accrue under the EnSerCo Loan at the rate of 18% per annum (as calculated under the terms of the EnSerCo Loan).

                                   ARTICLE 8.
                            TERMINATION AND AMENDMENT

         Section 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a) by mutual consent of IHI and T-3;

                  (b) by IHI, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of T-3 such that the condition set forth in Section 7.2(a) would not be satisfied and such breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) December 31, 2001; provided, however, the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to IHI if it, at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 7.3 (a) would not be satisfied;

                  (c) by T-3, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of IHI such that the condition set forth in Section 7.3(a) would not be satisfied and such breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) December 31, 2001; provided, however, the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to T-3 if it, at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 7.2(a) would not be satisfied;

                  (d) by either IHI on the one hand, or T-3 on the other hand, if any injunction other than the Agreed TRO or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall be pending;

                  (e) by either IHI on the one hand, or T-3 on the other hand, if the transactions contemplated by this Agreement shall not have been consummated on or before December 31, 2001; provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date;

                  (f) by IHI, if (i) the Board of Directors of T-3 withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of T-3 shall have recommended to the stockholders of T-3 any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of T-3 Common Stock is commenced and the Board of Directors of T-3, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) except as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of T-3 Common Stock;

                  (g) by T-3 if (i) the Board of Directors of IHI withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of IHI shall have recommended to the stockholders of IHI any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of IHI Common Stock is commenced and the Board of Directors of IHI, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance or such tender or exchange offer by its stockholders; or (iii) as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of IHI Common Stock;

                  (h) by either IHI on the one hand, or T-3 on the other hand, if

                           (i) T-3 accepts a proposed Sale Transaction, which
shall have been approved by T-3's Board of Directors in accordance with Section 6.13(b);

                           (ii) IHI accepts a proposed Sale Transaction, which
shall have been approved by IHI's Board of Directors in accordance with Section 6.13(b);

                           (iii) if the required approval of the stockholders of
IHI of this Agreement is not received at the IHI Meeting; or

                           (iv) if the required approval of the T-3 stockholders
of this Agreement is not obtained.

         Section 8.2 Effect of Termination.

                  (a) Except as provided in this Section 8.2, in the event of a termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, the representations and warranties shall not survive, and there shall be no further liability or obligation under any provisions hereof on the part of the parties hereto or their respective officers, directors or stockholders.

                  (b) To the extent that a termination of this Agreement pursuant to Section 8.1(b) or (c) results from a willful breach of any of a party's representations, warranties, covenants or agreements set forth in this Agreement, the injured party shall have a right to recover its damages caused thereby, provided, however, that such injured party, shall not be entitled to consequential or punitive damages.

                  (c) In the event of a termination of this Agreement pursuant to Sections 8.1(b), 8.1(f) or 8.1(h)(iv), then T-3 shall pay to IHI a termination fee equal to $850,000 within two days of the first to occur of any such event.

                  (d) In the event of a termination of this Agreement pursuant to Sections 8.1(c), 8.1(g) or 8.1(h)(iii), then IHI shall pay to T-3 a termination fee equal to $850,000 within two days of the first to occur of any such event.

                  (e) In the event of a termination of this Agreement pursuant to Section 8.1(h)(i) or (ii) hereof, then the party who has accepted a proposed Sale Transaction shall pay to the other immediately a termination fee equal to $850,000.

                  (f) Notwithstanding the foregoing, any termination fee that becomes payable by T-3 pursuant to this Section shall be paid to EnSerCo, LLC on behalf of IHI to reduce the principal and interest on the EnSerCo Loan.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.1) shall be as set forth opposite each party's name on the signature page hereof.

         Section 9.2 Non-Survival of Representations and Warranties. The representations and warranties of the parties shall not survive the Closing.

         Section 9.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

         Section 9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) and the Confidentially Agreement between IHI and T-3 dated January 11, 2001 (a) constitute the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 6.4 and 6.16 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

         Section 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

         Section 9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

         Section 9.9 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         Section 9.10 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

         Section 9.11 Expenses. Except as provided in Section 8.2, whether or not the transactions contemplated herein are consummated, payment for all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be made by the party incurring such costs and expenses.

         Section 9.12 Joint Drafting. This Agreement and its Exhibits and Appendices have been jointly drafted by the parties hereto and their respective counsel. Neither this Agreement nor any of its Exhibits and Appendices shall be construed against any party thereto based on its authorship.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

Address:                               INDUSTRIAL HOLDINGS, INC.

7135 Ardmore
Houston, Texas 77054
Attn: Robert Cone                      By:
Fax: (713) 749-9642                       --------------------------------------
                                                 Robert Cone
                                                 President

Address:                               T-3 ENERGY SERVICES, INC.

600 Travis, Suite 6050
Houston, Texas 77002
Attn: Michael L. Stansberry            By:
Fax: (713) 224-6430                       --------------------------------------
                                                 Michael. L. Stansberry
                                                 President and CEO

Address:                               FIRST RESERVE FUND VIII,
                                       LIMITED PARTNERSHIP
600 Travis, Suite 6000
Houston, Texas 77002                   By: First Reserve GP VIII, L.P., its
Attn: Ben A. Guill                         General Partner
Fax: 713-224-0771
                                       By: First Reserve Corporation, its
                                           General Partner


                                       By:
                                          --------------------------------------
                                                 Joseph R. Edwards
                                                 Vice President